SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2020, Provident Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, The Provident Bank (the “Bank”), adopted amendments to the Amended and Restated Supplemental Executive Retirement Agreements (“SERPs”) for David P. Mansfield and Charles F. Withee (the “Executives”). The amendments to the SERPs freeze the “Final Average Compensation” used for determining benefits under the SERPs to $757,000 for Mr. Mansfield and $513,240 for Mr. Withee. These amounts represent the final average compensation determined under the SERPs as of December 17, 2020. Accordingly, any increases in the compensation of the Executive’s will not increase the Final Average Compensation and, thus, the benefits under the SERPs. In addition, the amendments eliminate any deemed increases in compensation in the event either of the Executive separates from service on account of death, disability or a change in control prior to age 62. The amendments also make certain minor, non-material changes to some of provisions of the SERPs.

On December 17, 2020, the Bank also approved and entered into a deferred cash bonus agreement with Mr. Mansfield, effective December 23, 2020, to recognize and reward Mr. Mansfield’s significant impact on the success of the Bank. Under the terms of the deferred cash bonus agreement, Mr. Mansfield will receive a total bonus of $354,900 payable in three installments of $118,300 which vest on September 30, 2021, September 30, 2022, and September 30, 2023, respectively, within thirty (30) days following the vesting date. If Mr. Mansfield’s employment is terminated due to death, disability, or within three years following a change in control, Mr. Mansfield will receive any unpaid installments in a cash lump sum within thirty (30) days of the date of termination of employment.

In addition, on December 17, 2020, the Bank entered into a new employment agreement with Mr. Withee that replaces his prior employment agreement. The new agreement with Mr. Withee has a term of two years and each year the disinterested members of the Board of Directors may extend the term of the employment agreement for an additional year following an annual performance evaluation of Mr. Withee.

The employment agreement provides Mr. Withee with current base salary of $375,000. The Bank may increase the base salary from time to time. In addition, Mr. Withee is entitled to participate in any employee benefit plans and bonus programs in effect from time to time for senior executives of the Bank. The Bank will also reimburse Mr. Withee for all reasonable business expenses incurred by him in the performance of his duties and responsibilities.

In the event of Mr. Withee’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either case prior to the attainment of age 65 (a “qualifying termination”), he will receive a severance payment equal to the sum of (i) his base salary and (ii) his “Average Bonus” that would have been paid through the expiration date of the employment agreement. The payment increases to times two times the sum of (i) and (ii), above, in the event the termination occurs in connection with or following a change on control or if Mr. Withee’s qualifying termination occurs prior to January 1, 2022. For purposes of the employment agreement, the term “Average Bonus” means the average of the aggregate bonuses paid (or accrued, but not yet paid) to Mr. Withee for the three calendar years immediately preceding the termination of employment. the Bank will make the payments in 12 monthly installments, unless the termination of employment occurs within two years of a change in control, in which case the Bank will make the payment in a lump sum at the time of the termination of employment. In addition, Mr. Withee will be entitled to receive from the Bank continued life insurance and non-taxable medical and dental insurance coverage through the then remaining unexpired term of the employment agreement. Under the employment agreement, the term “good reason” includes: (i) the failure of the Board of Directors to elect or continue to employ Mr. Withee in his current position or a material reduction in his authority, duties or responsibilities; (ii) a reduction in his base salary; or (iii) a material breach of any provision of the employment agreement that is not cured within 30 days of notice of the breach. In addition, the term “good reason” includes, if the event occurs within two years following a change in control: (i) a relocation of his principal place of employment by more than ten miles; (ii) the failure of the Bank to continue to provide Mr. Withee with certain employee benefits substantially similar to those available to him prior to the change in control; or (iii) the failure of the Bank to obtain a satisfactory agreement from any successor to assume and honor the employment agreement.

Should the Bank terminate Mr. Withee’s employment following his becoming disabled, the Bank will continue to pay his base salary from the date of the termination of employment until the earlier of: (i) the expiration of 180 days; (ii) the date on which long-term disability benefits are payable to Mr. Withee under any plan covering employees of the Bank; (iii) the Mr. Withee’s death; or (iv) the date the term of the employment agreement expires. If at the end of 180 days, Mr. Withee is not yet receiving disability payments under a plan of the Bank, the Bank will continue to pay Mr. Withee his base salary at a rate of 60% until the earlier of: (i) the date he becomes entitled to disability benefits under such a plan; (ii) his death; or (iii) the expiration of the term of the employment agreement. In the event of his death, the Bank will pay his beneficiaries the base salary that he would have earned for six months following his death, and his dependents will continue to receive medical coverage for one year at the same out-of-pocket expense that he paid prior to his death.

If Mr. Withee voluntarily terminates employment on account of his “retirement” (that is on or after attaining age 62), he will be entitled to continue to receive medical benefits at the same level in effect on, and on the same out-of-pocket cost to him as of, his termination of employment for a period of one year. Mr. Withee will not be entitled to any severance benefits under the employment agreement if the

Bank terminates his employment for “cause” (as defined under the employment agreement). Upon any termination of employment that would entitle Mr. Withee to a severance payment (other than a termination in connection with a change in control), he will be required to adhere to one-year non-competition and non-solicitation covenants.

The foregoing descriptions of the SERP amendments, the deferred cash bonus agreement and the employment agreement do not purport to be complete and are qualified in their entirety by reference to the amendments, the deferred cash bonus agreement. and the employment agreement which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

ExhibitDescription

10.1 Amendment One to the Amended and Restated Supplemental Executive Retirement Agreement for David P. Mansfield

10.2 Amendment One to the Amended and Restated Supplemental Executive Retirement Agreement for Charles F. Withee

10.3 Deferred Cash Bonus Agreement with David P. Mansfield

10.4 Employment Agreement with Charles F. Withee

104The cover page from this current report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: November 23, 2020	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer